UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 13, 2019, Helios and Matheson Analytics Inc. (the “Company” or “us” or “we”) issued a press release announcing that its board of directors has formed a strategic review committee, composed entirely of the Company’s independent directors, to identify, review and explore all strategic and financial alternatives for the Company, including a sale of the Company in its entirety, a sale of substantially all of the Company’s assets including MoviePass™, Moviefone™ and MoviePass Films™, a business reorganization or one or more other extraordinary corporate transactions, together with the assumption or settlement of the Company’s liabilities in connection with any of these alternatives.

The press release also announced that, effective September 14, 2019, MoviePass Inc. would be interrupting the MoviePass service for all subscribers while the Company continues its efforts to seek financing to fund its operations. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 13, 2019, the Company sent a letter to subscribers of the MoviePass service informing them of the interruption of the MoviePass service. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 13, 2019
99.2	Letter to Subscribers, dated September 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: September 13, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer